NU SKIN INTERNATIONAL, INC.

VOLUNTARY EARLY RETIREMENT INCENTIVE PLAN
AND
SUMMARY PLAN DESCRIPTION

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NU SKIN INTERNATIONAL, INC.

VOLUNTARY EARLY RETIREMENT INCENTIVE PLAN
AND
SUMMARY PLAN DESCRIPTION

        This Voluntary Early Retirement Incentive Plan (the “Plan”) was adopted by Nu Skin International, Inc. on June 4, 2003. The Company reserves the right to amend or terminate this Plan at any time and from time to time. Unless sooner amended or terminated, this Plan shall apply only to Eligible Employees who voluntarily retire from service with the Company, which retirement occurs between June 4, 2003 and July 25, 2003, and who meet the conditions and requirements set forth below.

    1    Definitions.         For purposes of this Plan, the following terms shall have the meanings set forth below:

A. “Benefits” shall mean those benefits provided under this Plan as set forth in Section 3 below.

B. “Company” shall mean Nu Skin International, Inc. and its USA affiliates.

C. “Election Form” shall mean the election form the Company provides the Employee to elect a voluntary retirement through the Plan.

D. “Eligible Employee” or “Employee” shall mean an employee who has satisfied all of the conditions and requirements set forth in Section 2 below.

E. “Final Monthly Salary” shall mean an Employee’s taxable wages for the last full calendar month of employment with the Company prior to retirement, as determined by the Company.

F. “Release and Separation Agreement” shall mean the release and separation agreement the Company provides an Employee as part of this Plan.

    G.        “Years of Service” shall mean consecutive twelve (12) calendar month periods during which the Employee has been continuously employed by the Company full-time (at least 40 hours per week), as determined by the Company. A full-time Employee shall be given credit for a full Year of Service for the last year of service with the Company, regardless of the actual time employed with the Company during that last year. For example, an Eligible Employee who has consecutively worked five (5) years and three (3) months for the Company will be given credit for six (6) Years of Service. In addition, an Eligible Employee who has worked less than one (1) year with the Company will be given credit for one (1) Year of Service. For example, an Eligible Employee who has worked three (3) months for the Company will be given credit for one (1) Year of Service.

    2.         Eligibility for Benefits. In order for an Employee to qualify for Benefits, all of the following conditions must have been met:

    A.         Eligible Employee. The Employee must have reached the age of fifty-nine and one-half (591/2) years and be employed with the Company full-time (at least forty (40) hours per week) as of the date he or she receives the Election Form from the Company.

    B.        Timely Return Election Form. The Employee must affirmatively elect to participant in the Plan and retire from service with the Company by returning to the Company’s human resource department the signed and completed Election Form by no later than the close of business on July 25, 2003.

    C.        Timely Return Release and Separation Agreement. The Employee must sign and return to the Company’s human resource department the completed Release and Separation Agreement by no later than close of business on July 25, 2003. The Employee must submit the signed Release and Separation Agreement to the Company at the same time he or she signs and submits the Election Form to the Company. The Employee’s resignation from the Company will be effective the date the Employee signs the Release and Separation Agreement and Election Form. An Employee shall have a minimum of forty-five (45) days after receipt of the Release and Separation Agreement to consider the execution of the same, but may sign and return the Election Form and the Release and Waiver Agreement to the Company at any time after receipt. The Release and Separation Agreement is effective and enforceable seven (7) days after the date the Employee executes it. The Employee may revoke the Release and Separation Agreement by providing written notice of such revocation to the Company at any time during the seven (7)-day period following the date he or she executes the Release and Separation Agreement. If the Employee revokes the Release and Separation Agreement, the Employee will have no right to Benefits specified in this Plan, and the Employee’s resignation from the Company will be rescinded effective as of the original date of revocation, with no break in service having occurred.

    3    Benefits.        Benefits under this Plan will be paid only if the Company decides in its discretion that the Employee is entitled to them.

     A.        Basic Benefit. Under this Plan, an Employee shall receive Benefits equal to one (1) times Final Monthly Salary for every Year of Service, subject to the following minimum and maximum. An Eligible Employee will receive a minimum of six (6) times Final Monthly Salary under this basic Benefits option, regardless of his or her Years of Service. For example, an Eligible Employee who has only one (1) Year of Service will still receive six (6) months of Final Monthly Salary under this basic Benefits option. Notwithstanding the above, an Eligible Employee will receive a maximum of twenty-four (24) times Final Monthly Salary under this basic Benefits option, regardless of his or her Years of Service,

     B.        Bonus Benefit. Under this plan, an Eligible Employee shall receive any bonus earned but not yet paid under the Company Bonus Plan at such time as any bonus is paid to Company employees. This bonus payment will be paid to each Eligible Employee even though not a Company employee at the time of actual payment.

        4.     Payment of Benefits. An Employee must choose on the Election Form a Benefits payment option. This election will be irrevocable and must be made before the Employee signs the Release and Separation Agreement. The Employee must choose one of the following three payment options:

    A.        Lump-sum Payment. The Employee may elect to receive a single, lump-sum payment of his or her Benefits as soon as administratively feasible after the Employee’s retirement, but no sooner than seven (7) days after the Employee returns to the Company the Election Form, Release and Separation Agreement, and Non-Compete Agreement (for enhanced Benefits).

    B.        Lump-Sum Payment at Future Date. The Employee may elect to receive a single, lump-sum payment of his or her Benefits at a date the Employee designates on the Election Form, but no later than twelve (12) months after his or her retirement date from the Company. The Company will not pay interest on this lump-sum amount.

    C.        Installment Payments. The Employee may elect to receive his or her Benefits in equal, monthly installments over a period of months the Employee chooses. This period may not extend beyond twelve (12) months after the Employee’s retirement date from the Company. The Company will not pay interest on these installment payments.

All payments made under this Plan are subject to applicable income, employment and other taxes as may be required under any law or regulation.

    5.     Committee.        The Company may form a committee (the “Committee”) that shall have the discretionary authority to interpret and modify this Plan. The Committee shall have authority and discretion to adopt rules and regulations applicable to this Plan, including rules that define and interpret any provision of this Plan.

         6.    Amendment or Termination. This Plan may be adopted, modified or terminated, in whole or in part, at any time, and from time to time, by the Company acting through a resolution of its Board of Directors, provided that no such amendment, modification or termination of this Plan shall affect the rights of an Employee who has executed and delivered to the Company a Release and Separation Agreement pursuant to the provisions of this Plan prior to the date of such amendment to this Plan.

        7.     No Oral Representations; Consultation with Attorney. The Company does not guarantee any particular result under this Plan. Except for providing copies of this Plan to an Employee, neither the Company, the Committee nor any employee or agent of same shall be authorized to advise an Employee on any aspects of this Plan, including the legal and other effects of the Release and Separation Agreement to be signed by the Employee or the tax consequence of payments or benefits under this Plan. No representation of the tax or other legal effects of the Release and Separation Agreement against the Company or consideration for the Release and Separation Agreement against the Company or the scope of the Release and Separation Agreement against the Company have been made by the Company. The Employee agrees as a condition to receiving Benefits under this Plan that he or she will consult with his or her own advisor or legal counsel with respect to such matters.

     8.    Severability.        In the event any section, subsection, paragraph, subparagraph or specific provision is found to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan.

    9.     Construction.        Where applicable, the masculine includes the feminine and vice versa. Where applicable, the singular includes the plural and vice versa. Where a word or phrase is defined in Section 1 of the Plan and appears in capitalized form in another Section of the Plan, such word or phrase shall have the meaning set forth in Section 1 unless the context clearly requires otherwise. A word or phrase in non-capitalized form shall retain its plain meaning taken in the context in which it appears, regardless of whether said word or phrase is defined in Section 1. Nothing herein shall be construed to permit a duplication of benefits.

    10.     Headings.        The headings are for reference only. In the event of a conflict between a heading and the content of a Section, the content of the Section shall control.

    11.     Governing Law. This Plan is created in the State of Utah, and shall be construed, administered and enforced according to the laws of the State of Utah, except to the extent preempted by valid provisions of applicable federal law.

    12.     ERISA Rights. As a participant in this Plan you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all plan participants shall be entitled to those rights outlined below.

    A.        Examine Documents. You are entitled to examine, without charge, at the Company’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if any, filed by the Plan with the U.S. Department of Labor.

    B.        Obtaining Copies. You are entitled to obtain, upon written request to the Company, copies of documents governing the operation of the Plan, including copies of the latest annual report (Form 5500 Series), if any, and an updated summary plan description. The Company may make a reasonable charge for the copies.

    C.        Financial Statements. You are entitled to obtain a summary of the Plan’s annual financial report, if any. The Company is required by law to furnish each participant with a copy of this summary annual report.

    D.        Fiduciary Duties. In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of this Plan. The people who operate this Plan — called “fiduciaries” of the Plan — have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including the Company or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining benefits under the Plan or exercising your rights under ERISA.

    E.        Claims Rights. If your claim for a benefit under this Plan is denied in whole or in part you must receive a written explanation of the reason for the denial. You have the right to have the Committee review and reconsider your claim. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Company to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Company.

             If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that the Plan’s fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

    F.        U.S. Department of Labor. If you have any questions about this Plan, you should contact the Company. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administrator, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.

G.	Contact Information. Nu Skin International, Inc. administers the Plan. You can contact the administrator at:

Nu Skin International, Inc. 75 W. Center Street Provo, Utan 84601 801-345-8607 EIN: 87-0416910

H.	Type of Plan. This plan is a welfare benefit plan under ERISA designed to provide monetary incentives for voluntary early retirement to certain Employees.

I.	Source of Plan Funding. The Company pays the entire cost of this Plan from its general assets.

J.	Service of Process. Service of process may be made on the Company at:

Mr. Matthew Dorny Nu Skin International, Inc. 75 W. Center Street Provo, Utah 84601

K.	Plan Year. This Plan’s year-end is December 31st.

    13.        Effective Date. This Plan is effective as of the 4th day of June, 2003.

DATED this 4th day of June, 2003.

/s/ M. Truman Hunt
President
Nu Skin International, Inc.

ELECTION FORM
FOR THE
NU SKIN INTERNATIONAL, INC.
VOLUNTARY EARLY RETIREMENT INCENTIVE PLAN

I.         ELECTION TO PARTICIPATE

I hereby elect to participate in the Voluntary Early Retirement Incentive Plan (the “Plan”) of Nu Skin International, Inc. (the “Company”) and to be subject to the terms and conditions of the Plan. I voluntarily resign my employment and retire from the Company effective as of the date this Election Form and the Release and Separation Agreement are signed and returned to the Company’s human resource department.

II.        DISTRIBUTION ELECTION

I irrevocably elect to receive my Plan Benefits under one of the following three payment options (check and complete, as appropriate, one of the following):

(a)	The entire amount in a lump sum.

(b)	The entire amount in a lump sum on (fill in date, which can be no later than twelve (12) months after your retirement date from the Company).

(c)	Approximately equal monthly installments for a period of months (not to exceed 12 months).

I understand that my distribution election will become irrevocable upon signing this Election Form. I also understand that the Company will not pay interest on Plan benefits under any of the above options, and that all payments are subject to applicable income, employment and other taxes as may be required under any law or regulation.

III.        DEATH AFTER ELECTION

In the event of my death after my distribution election, but prior to the distribution of my Benefits under the Plan, the balance shall be paid to my designated beneficiary or beneficiaries, as follows (check one of the following):

(a)	In a single lump sum payment, or

(b)	By continuing the election in Section II above.

IV.         BENEFICIARY DESIGNATION FORM

Your Name:
First:                       Middle:                       Last:

Your
Address:

Your Social Security No.:

Your Date of Birth:

Your Date of Hire with the Company:

Pursuant to the provisions of the Plan, I hereby designate the following as my beneficiary or beneficiaries to whom any interest I may then have in the Plan shall be paid in the event of my death.

Primary Beneficiary:

Full
Name:

Address:

Relationship:

Secondary Beneficiary (If Any):

Full
Name:

Address:

Relationship:

I certify that the above information is correct,. The Company and any others concerned with the administration of the Plan are entitled to rely on this beneficiary designation and each shall be fully protected in taking or omitting any action under any provisions of the Plan in reliance on the above information.

I reserve such rights as may be available to me under the Plan to change this beneficiary designation at any time by signing a new beneficiary designation form and filing it with the Company.

I acknowledge that nothing in the Plan shall be deemed to create any fiduciary relationship between the Company and myself or my Beneficiaries, and I hereby waive any claim to the contrary. I also acknowledge that neither the Company nor any of its employees or agents has any fiduciary duty or responsibility whatsoever for any elections I make in other personal areas or programs as a result of my decision regarding this Plan and they are fully released to such extent.

I also acknowledge that I have reviewed the Plan, that I understand the Plan’s terms and provisions, and that I do not rely upon any representations made about the Plan. I also acknowledge that I have been given the opportunity to consult with professionals of my choice about the effects of the Plan, including, but not limited to, any tax effects. I also acknowledge that the Company may amend or terminate the Plan at any time.

All other terms of this Election Form shall be governed by the Plan (and any amendments) which is in effect at the time of this election. All other terms and conditions of that Plan are incorporated herein by reference.

In witness whereof, I have executed this Election Form as of the date below.

Employee:

Signature

Type or Print Name

Date

RELEASE AND SEPARATION AGREEMENT

        This Release and Separation Agreement (the “Agreement”) is entered into by ____________________ (the “Employee”) and NuSkin International, Inc. and its affiliated companies and subsidiaries (the “Company”).

RECITALS AND ACKNOWLEDGMENTS

        1.     The Company has adopted a Voluntary Early Retirement Incentive Plan (the “Incentive Plan”).

        2.     The parties acknowledge and agree that Employee is eligible to receive the monetary incentive for voluntary early retirement according to the terms of the Incentive Plan.

        3.     The Employee desires to obtain the monetary incentive and to voluntarily retire from the Company under the terms of the Incentive Plan and is willing to sign this Agreement.

        4.     Employee resigns his/her employment with the Company and elects to retire effective the date he/she signs this Release and Separation Agreement.

        5.     Employee acknowledges that participation in the Incentive Plan is strictly voluntary, that he/she is under no obligation to participate, and that he/she has freely chosen to participate therein and retire without any coercion.

    NOW,THEREFORE, in consideration of the foregoing Recitals and Acknowledgments, which are incorporated herein by this reference, Employee and the Company agree to the following terms and releases:

1.

45 Days To Consider Agreement. Employee acknowledges and agrees that he/she has been given the opportunity to take at least forty-five (45) days (the “45-Day Period”) to consider this Agreement before signing it.

2.

Information Provided To Employee. Employee acknowledges and agrees that he/she has been given the following information at the commencement of the 45 Day Period, which information is attached hereto as Exhibit “A”:

a.	the class, unit or group of individuals covered by the Incentive Plan;

b.	the eligibility factors for participation in the Incentive Plan;

c.	the time limits applicable to the Incentive Plan;

d.	the job titles and ages of all individuals eligible for the Incentive Plan;

e.	the ages of all individuals in the same job classification or organizational unit who are not eligible for the Incentive Plan.

        Employee also acknowledges that he/she received a copy of the Incentive Plan along with this Release and Separation Agreement.

3.

Advice To Consult A Lawyer. Employee acknowledges and agrees that he/she has been given the opportunity to consult with a lawyer or any other person or agency of his/her choice before signing this Agreement and that he/she understands the meaning and effect of each provision contained in this Agreement. The Company advises the Employee to consult with a lawyer before signing this Agreement.

4.

Voluntary Agreement. Employee agrees that he/she has voluntarily and knowingly entered into this Agreement, and has voluntarily elected to participate in the plan and retire from the Company without coercion.

5.	Effective Date of Resignation. Employee voluntarily resigns his/her employment with the Company effective the date he/she signs this Agreement.

6.

No Admission by The Company. Employee and the Company agree that this Agreement is not an admission of any fault, liability or wrongdoing by the Company, and that the Company expressly denies any fault, liability or wrongdoing.

7.

No Other Representation or Promise. Employee and the Company represent and warrant that neither they nor any officer, director, shareholder, agent, servant, successor, heir, personal representative, assign, or attorney of or for each other has made any statement or representation to the other regarding any fact relied upon in executing this Agreement, and neither the Employee nor the Company rely upon any such statement, representation or promise in signing this Agreement.

8.

Assumption of Risk if Facts are Different. Employee fully understands and agrees that if any of the facts concerning the claims referred to in this Agreement should be found in the future to be different or other than the facts now believed to be true, he/she expressly accepts and assumes the risk of such possible factual differences and agrees that this Agreement will remain in effect notwithstanding any differences in the facts.

9.

Consideration. Employee acknowledges that the following consideration is good, sufficient and valuable consideration for the promises, releases and waivers contained herein, and Employee agrees that he/she is not otherwise entitled to this consideration and that this consideration is accepted as the full and final settlement of any and all claims that he/she has or may have against the Company, including but not limited to any claims growing out of or related in any way to his/her employment with the Company or his/her resignation therefrom.

10.

Employee Responsible for Taxes. Employee agrees that he/she is fully responsible for all his/her income, employment and other taxes and tax consequences to him/her resulting from the payment of the consideration pursuant to this Agreement, and that neither the Company nor its attorneys have made any representation to Employee regarding any tax

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consequences. The Company reserves the right to withhold income, employment or other taxes from any payment to Employee as may be required under any law or regulation. The Company advises Employee to consult a lawyer concerning this Agreement, including the tax consequences resulting from the receipt of the above consideration.

a.

  The Company will pay Employee a total amount of__________________, less required withholdings. This amount will be paid in a lump sum or in installments according to the Employee’s election on the Election Form after the revocation period described in paragraph 12 below.

b.	The Company will pay any Employee earned bonus, if any, when such bonuses are paid to all employees of the Company.

RELEASE AND WAIVER

11.

Release of Any and All Claims Against The Company. For the good and valuable consideration set forth above, the receipt and sufficiency of which is acknowledged, and in consideration of the foregoing Recitals and Acknowledgements, and with the intent of binding himself/herself and his/her successors, heirs and assigns, Employee hereby fully and forever releases and discharges the Company and its shareholders, officers, directors, agents, employees, predecessors, successors, assigns, affiliated companies, parent corporations, sister corporations and subsidiaries, from any and all claims, demands, actions, causes of action, judgments and liabilities of any kind or nature whatsoever in law, equity or otherwise, whether known or unknown, suspected or unsuspected, which have existed or may have existed or which do exist, including, but not limited to, all those which may be based in whole or in part on, or may arise from or are or may be related to Employee’s employment with the Company or termination thereof, from the beginning of time to the date of the signing of this Agreement, including, but not limited to, the following:

a.

Any claim by Employee that the Company discriminated against him/her on the basis of his/her age in violation of either state or federal law, including the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621, et. seq. EMPLOYEE HEREBY WAIVES ALL RIGHTS AND CLAIMS UNDER ALL STATE AND FEDERAL ANTI-DISCRIMINATION LAWS, INCLUDING THE AFOREMENTIONED AGE DISCRIMINATION IN EMPLOYMENT ACT.

b.

Any claim by Employee that the Company discriminated against him/her on the basis of race, sex, religion, age, national origin or disability in violation of any state or federal law, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, as amended, or any state anti-discrimination laws, as amended.

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c.	Any claim against the Company for violation of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101, et. seq., (“WARN”).

d.	Any claim that the Company negligently, intentionally, maliciously, or wantonly caused damage to Employee.

e.	Any claim that the Company inflicted emotional distress either intentionally or negligently on Employee.

f.	Any claim against the Company for breach of contract, whether oral or written, express or implied, or any other agreement or promise.

        Employee does not waive any rights or claims under the Age Discrimination in Employment Act that may arise after the date this Agreement is executed.

        Further, notwithstanding anything which may be to the contrary herein, any confidentiality, non-solicitation and/or non-compete agreements previously executed by Employee remain in full force and effect and continue to bind Employee according to the terms of any such agreement.

        12.           Seven-Day Revocation Period. This Agreement is effective and enforceable seven (7) days after the date it is executed by Employee. This Agreement may be revoked by Employee by providing written notice of such revocation to Claire Averett, Vice President of Human Resources for the Company, at any time during the seven-day period following the date he/she executes this Agreement. Employee understands that he/she has no right to the consideration specified in this Agreement if he/she revokes this Agreement.

        13.           Choice of Law. This Agreement shall be subject to and governed by the laws of the State of Utah.

        14.            Severability: Except as expressly provided to the contrary herein, each paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable and if, for any reason, any such provision of this Agreement is held to be invalid, such other portions of this Agreement as may remain otherwise intelligible, shall continue to be given full force and effect and bind the parties hereto.

        15.            Attorneys’ Fees. If any party to this Agreement brings an action to enforce its rights hereunder, the prevailing party shall be entitled to recover its costs and expenses, including court costs and attorneys’ fees, if any, incurred in connection with such suit.

        16.            Entire Agreement. Employee and the Company understand and agree that this Agreement shall constitute the entire agreement between the Company and Employee concerning the subject matter covered herein, and that both have carefully read the entire foregoing Agreement and know the contents thereof and sign the same of their own free will.

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        17.            Facsimile Signature. Any facsimile signature on this Agreement shall be deemed to be an original signature for all purposes and shall fully bind the party whose facsimile signature appears on this Agreement.

EMPLOYEE: DATED:	NU SKIN INTERNATIONAL, INC.: By: Its: DATED:

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EXHIBIT “A”

NOTICE TO ELIGIBLE EMPLOYEES
COVERED BY THE AGE DISCRIMINATION IN EMPLOYMENT ACT

The following information is provided in compliance with the waiver provisions of the federal Age Discrimination in Employment Act, 29 U.S.C. Section 626 (f).

1.     The group or class of individuals covered by the Voluntary Early Retirement Incentive Plan (the “Plan”):

The group or class of individuals covered by the Plan are eligible to receive incentive benefits as described in the Plan are employees of Nu Skin International, Inc. and any affiliate or subsidiary (the “Company”) who meet the eligibility factors identified in paragraph 2, below.

2.	Eligibility factors for participating in the Plan are as follows:

a.	You must be a full-time employee of the Company who is 59 ½ years of age or older.

b.	You must voluntarily elect to participate in the Plan by resigning your employment and retiring from the Company on or before July 25, 2003.

c.	You must fill out and sign the Election Form provided to you by the Company, and submit the completed and signed Election Form to the Company no later than July 25, 2003.

d.

You must sign and submit the Release and Separation Agreement provided to you by the Company in which you agree to release and waive any and all claims, whether known or unknown you have or may not have against the Company no later than July 25, 2003. The Release and Separation Agreement must be signed and submitted at the same time you sign and submit the Election Form, and both must be dated the same day.

3.	Time limits applicable to the Plan:

You will have until July 25, 2003 to consider the Release and Separation Agreement, and decide whether you wish to retire early and participate in the Plan. You may sign and submit the Election Form and Release and Separation Agreement at any time on or before July 25, 2003. If you fail to sign and submit the Election Form and the Release and Separation Agreement on or before July 25, 2003, you will be deemed to have declined to participate in the Plan, and you will not receive any incentive benefits.

The Election Form and Release and Separation Agreement must be signed, dated, and submitted to Nu Skin at the same time, on the same day.

In no event will you have less than a full 45 days to consider the Release and Separation Agreement before signing it.

You will have seven (7) days to revoke the Release and Separation Agreement after you sign it, if you so choose. If you do not revoke the Release and Separation Agreement within the seven (7) day period, you will thereafter receive your incentive benefits according to the terms of the Release and Separation Agreement. If you revoke the Release and Separation Agreement, you will not be entitled to participate in the Plan and receive incentive benefits, and your employment with Nu Skin will be reinstated.

If you choose to participate, your retirement and termination of employment with the Company will be effective on the day you sign and submit your Election Form and Release and Separation Agreement.

4.     Job titles and ages of individuals eligible to participate in the Plan.

      See attached form.

5.	Ages of individuals in the same job classification or organizational unit not eligible to participate in the Plan.

      See attached form.